                                                                Exhibit 99.1

                          REGENT COMMUNICATIONS, INC.


                REGENT REPORTS RECORD SECOND QUARTER 2004 RESULTS

            - Regent Reports Record Net Revenue and Operating Income
                          for the Second Quarter 2004 -

             - Company Completes $10 Million Share Buyback Program; Board of Directors Authorizes Additional $20 million -

COVINGTON, KY, JULY 30, 2004 - Regent Communications, Inc. (Nasdaq: RGCI) announced today financial results for the quarter ended June 30, 2004.

For the second quarter of 2004, net broadcast revenues increased 3.6% to $22.2 million from $21.5 million reported for the second quarter of 2003. For the same period, station operating expenses increased to $14.4 million from $14.3 million. The Company reported net income of $2.3 million for the quarter, or $0.05 per share, compared with reported net income of $1.9 million, or $0.04 per share, in the same period last year.

For the first six months of 2004, net broadcast revenues increased 5.7% to $40.1 million from $37.9 million reported for the same period of 2003. For the same period, station operating expenses increased to $27.8 million from $27.1 million. The Company reported net income of $2.7 million for the first six months, or $0.06 per share, compared with reported net income of $2.0 million, or $0.04 per share, in 2003. Below is the Company's statement of operations prepared in accordance with generally accepted accounting principles ("GAAP") (in thousands, except per share amounts):


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


                                                      Three Months Ended             Six Months Ended
                                                            June 30,                     June 30,
                                                      2004           2003           2004          2003
                                                      ----           ----           ----          ----
Broadcast revenues, net of agency commissions       $ 22,227       $ 21,453       $ 40,053       $ 37,882
Station operating expenses                            14,379         14,255         27,790         27,135
Corporate general and administrative expenses          1,927          1,589          3,790          3,314
Depreciation and amortization                          1,182          1,065          2,330          2,012
Loss (gain) on sale of long-lived assets                  19             (1)            24              5
                                                    -----------------------       -----------------------
Operating income                                       4,720          4,545          6,119          5,416
Interest expense                                        (785)        (1,506)        (1,571)        (1,952)
Other (expense) income, net                              (50)             3            (90)          (104)
                                                    -----------------------       -----------------------
Income from continuing operations
  before income taxes                                  3,885          3,042          4,458          3,360
Income tax expense                                    (1,515)        (1,156)        (1,738)        (1,277)
                                                    -----------------------       -----------------------
Income from continuing operations                      2,370          1,886          2,720          2,083
Discontinued operations, net of income tax               (35)            38            (66)           (49)
                                                    -----------------------       -----------------------
Net income                                          $  2,335       $  1,924       $  2,654       $  2,034
                                                    =======================       =======================
Basic and diluted income per common share:
Net income from continuing operations               $   0.05       $   0.04       $   0.06       $   0.04
Net (loss) income from discontinued operations      $   0.00       $   0.00       $   0.00       $   0.00
Net income                                          $   0.05       $   0.04       $   0.06       $   0.04

Weighted average number of common shares:
Basic                                                 46,344         46,484         46,449         46,509
Diluted                                               46,782         46,776         46,981         46,736



Terry Jacobs, Chairman and CEO of Regent Communications, commented, "We are pleased with our ability to deliver 5.4% same station revenue growth. This growth highlights the attractive characteristics of our focused strategy and reflects our success in operating leading station clusters in the attractive middle and small-sized markets. In addition, we were able to convert this top-line performance into 13.4% growth in same station operating income, to date outperforming the industry as a whole. "

NON-GAAP FINANCIAL
MEASURES Regent utilizes certain financial measures that are not calculated in accordance with GAAP to assess its financial performance. The non-GAAP performance and liquidity measures presented in this release are station operating income, same station operating income, proforma net broadcast revenues and proforma station operating income, and free cash flow. Regent's management believes these non-GAAP measures provide useful information to investors, as discussed in more detail below, regarding Regent's financial condition and results of operations and liquidity; however, these measures should not be considered as an alternative to net broadcast revenue, operating income, net income (loss), or cash provided by operating activities as an indicator of Regent's performance or liquidity.

STATION OPERATING INCOME

Second quarter 2004 station operating income increased 9.0% to $7.8 million from $7.2 million reported for the same period in 2003. For the first six months of 2004, station operating income increased 14.1% to $12.3 million from $10.7 million reported for the same period in 2003.

The Company believes that station operating income is a performance measure that helps investors better understand radio station operations. Additionally, the Company and other media companies have customarily been measured by analysts and other investors on their ability to generate station operating



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

income. The following table reconciles operating income, which the Company believes is the most directly comparable GAAP financial measure, to station operating income (in thousands):



                                                    Three Months Ended         Six Months Ended
STATION OPERATING INCOME                                  June 30,                  June 30,
                                                     2004         2003         2004         2003
-----------------------------------------------------------------------       --------------------
Operating income                                   $ 4,720      $ 4,545       $ 6,119      $ 5,416

PLUS:
Depreciation and amortization                        1,182        1,065         2,330        2,012
Corporate general and administrative expenses        1,927        1,589         3,790        3,314
Loss (gain) on sale of long-lived assets                19           (1)           24            5
                                                   --------------------       --------------------

Station operating income                           $ 7,848      $ 7,198       $12,263      $10,747
                                                   ====================       ====================

SAME STATION RESULTS

On a same station basis, which includes results from stations owned and operated during the entire second quarter for both the 2004 and 2003 periods and excludes barter, net broadcast revenue for the second quarter of 2003 increased 5.4% to $19.3 million compared to the second quarter of 2003. Station operating income increased 13.4% to $7.1 million in the second quarter of 2004 compared to the second quarter of 2003. The Company believes that a same station presentation is important to investors as it provides a measure of performance of radio stations that were owned and operated by Regent in the second quarter of 2003 as well as the current quarter and eliminates the effect of acquisitions and dispositions on comparability. Additionally, the Company has excluded barter in this comparison as barter customarily results in volatility between quarters, although differences over the full year are not material. The following tables reconcile net broadcast revenue and operating income to same station net broadcast revenue and same station operating income (in thousands):


                                                                              Three Months Ended
SAME STATION NET BROADCAST REVENUE                                                 June 30,
                                                                              2004           2003
---------------------------------------------------------------------------------------------------
Net broadcast revenue                                                        $22,227        $21,453


ADJUSTMENTS:
Net results of stations not included in same station category                 (1,863)        (1,877)
Barter transactions                                                           (1,018)        (1,223)
                                                                             ----------------------

Same station net broadcast revenue                                           $19,346        $18,353
                                                                             ======================




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

                                                                          Three Months Ended
SAME STATION OPERATING INCOME                                                  June 30,
                                                                          2004           2003
-----------------------------------------------------------------------------------------------
Operating income                                                        $4,720          $4,545

PLUS:
Depreciation and amortization                                            1,182           1,065
Corporate general and administrative expenses                            1,927           1,589
Loss (gain) on sale of long-lived assets                                    19              (1)
                                                                        ----------------------

Station operating income                                                 7,848           7,198

ADJUSTMENTS:
Net results of stations not included in same station category             (653)           (757)
Barter transactions                                                       (137)           (215)
                                                                        ----------------------

Same station operating income                                           $7,058          $6,226
                                                                        ======================


PROFORMA RESULTS

On a proforma basis, which includes results of stations acquired by Regent subsequent to January 1, 2003 as well as stations operating under a time brokerage agreement ("TBA"), net broadcast revenue of $22.2 million for the second quarter of 2004 was up 4.9% compared to the second quarter of 2003 and station operating income of $7.8 million increased 10.0% compared to the second quarter of 2003. The Company believes that proforma presentation is useful to investors as it provides for a comparison of results as if the Company had made acquisitions or dispositions at the beginning of 2003. The following tables reconcile net broadcast revenue and operating income to proforma net broadcast revenue and proforma station operating income (in thousands):

                                                                   Three Months Ended
PROFORMA NET BROADCAST REVENUE                                          June 30,
                                                                   2004            2003
----------------------------------------------------------------------------------------
Net broadcast revenue                                            $22,227         $21,453

PLUS:
Results of stations acquired or operated under a TBA                   -           1,775

LESS:
Results of stations disposed of or pending disposition                 -           2,031
                                                                 -----------------------

Proforma net broadcast revenue                                   $22,227         $21,197
                                                                 =======================



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




                                                                    Three Months Ended
PROFORMA STATION OPERATING INCOME                                        June 30,
                                                                    2004            2003
------------------------------------------------------------------------------------------
Operating income                                                   $4,720          $4,545

PLUS:
Depreciation and amortization                                       1,182           1,065
Corporate general and administrative expenses                       1,927           1,589
Loss (gain) on sale of long-lived assets                               19              (1)
                                                                   ----------------------

Station operating income                                            7,848           7,198

PLUS:
Results of stations acquired or operated under a TBA                    -             716
LESS:
Results of stations disposed of or pending disposition                 (1)            776
                                                                   ----------------------

Proforma station operating income                                  $7,849          $7,138
                                                                   ======================



FREE CASH FLOW

Regent also reported free cash flow (defined as net income plus depreciation, amortization and other non-cash expenses, less maintenance capital expenditures and other non-cash income) for the second quarter of 2004 of $4.4 million compared to $4.4 million for 2003. For the first six months of 2004 free cash flow was $5.9 million compared to free cash flow of $5.3 million for the first six months of 2003, an increase of 11.8%. The Company believes that free cash flow is a liquidity measure that helps investors evaluate the ability of the Company to generate excess cash flow for investing and financing uses. The following table displays how the Company calculates free cash flow (in thousands):


                                                                 Three Months Ended             Six Months Ended
                                                                      June 30,                       June 30,
                                                                2004            2003             2004        2003
---------------------------------------------------------------------------------------   -------------------------
Net Income                                                      $2,335          $1,924          $2,654      $2,034

ADD:
Depreciation and amortization(1)                                 1,243           1,095           2,391       2,042
Non-cash interest expense                                          102           1,079             204       1,149
Non-cash taxes                                                   1,378           1,120           1,566       1,182
Cumulative effect of accounting change, net of taxes                 -               -               -           -
Other non-cash items, net(2)                                        58            (159)            303         (41)

LESS:  Maintenance capital expenditures                            751             671           1,169       1,046

                                                                ----------------------          ------------------
Free cash flow                                                  $4,365          $4,388          $5,949      $5,320
                                                                ======================          ==================

1) Includes depreciation and amortization for discontinued operations.
2) Includes non-cash compensation, barter and non-cash gain on sale of stations.



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



The most directly comparable GAAP measure to free cash flow is net cash provided by operating activities. The following table reconciles net cash provided by operating activities to free cash flow (in thousands):


                                                                 Three Months Ended             Six Months Ended
                                                                      June 30,                      June 30,
                                                                2004            2003            2004        2003
--------------------------------------------------------------------------------------         ------------------
Net cash provided by operating activities                      $2,781          $  704          $6,708      $3,795

LESS:
Other non-cash expense, net                                       163             536             356         473

PLUS:
Changes in operating assets and liabilities                     2,498           4,891             766       3,044

LESS:  Maintenance capital expenditures                           751             671           1,169       1,046

                                                               ----------------------          ------------------
Free cash flow                                                 $4,365          $4,388          $5,949      $5,320
                                                               ======================          ==================


SELECTED DATA

At the end of the second quarter total debt was $73.9 million and cash was $2.1 million. Total capital expenditures in the second quarter were $1.4 million.


OUTLOOK

Regent has adopted a policy to provide guidance to investors regarding our financial prospects. The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. Regent undertakes no obligation to update these statements.

Regent expects third quarter 2004 reported consolidated net broadcast revenues and station operating income of approximately $22.2 to $22.5 million and $7.8 to $8.0 million, respectively. Regent expects earnings per share to be $0.05 for the third quarter of 2004. This is before $0.13 to $0.15 per share related to the transaction Regent entered into with Citadel Communications whereby Regent is exchanging four stations in Erie, PA and two stations in Lancaster, PA for five stations serving the Bloomington, IL market. Total earnings per share, therefore, is expected to be $0.18 to $0.20. The following table reconciles projected operating income, which the Company believes is the most directly comparable GAAP measure to station operating income (in millions):


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

                                                              Three Months Ending
STATION OPERATING INCOME                                          September 30,
                                                                Guidance Range
                                                             Lower           Upper
----------------------------------------------------------------------------------
Operating income                                              $4.7            $4.9

PLUS:
Depreciation and amortization                                  1.3             1.3
Corporate general and administrative expenses                  1.8             1.8
                                                             ---------------------
Station operating income                                      $7.8            $8.0
                                                             =====================


The Company expects three to five percent same station net broadcast revenue growth in the third quarter of 2004 compared to the third quarter of 2003. The Company believes that same station percent disclosures are important to investors, analysts and other users of media financial information because it enables the users of such information to compare the performance of various size companies against industry standards.

Commenting on the Company's outlook, Terry Jacobs said, "We are very optimistic about the long-term growth of Regent. We continue to experience healthy rating improvements in our start-up and developing stations, and our more mature properties are contributing solid revenue and cash flow. Our disciplined approach to managing our inventory combined with operating market leading stations places us in an excellent position to deliver above average growth in the second half of the year and beyond."

SHARE BUYBACK UPDATE

Regent Communications also announced today that the Company's previous repurchase program of $10 million, which was authorized on October 24, 2002, is now complete. Prior to the second quarter of 2004 the Company had repurchased 201,500 shares for a total consideration of $999,719. During the second quarter of 2004, Regent repurchased 1,204,920 shares of its common stock at an average price of $5.83 per share, for a total cost of $7,028,396. Additionally, in the month of July, the Company repurchased another 335,100 shares at an average price of $5.87, for a total cost of $1,967,941.

On July 28, 2004, Regent's Board of Directors voted to increase the amount of common stock that could be purchased under the stock buyback program, which now gives the Company the ability to purchase, in total, up to an additional $20.0 million of its common stock, subject to necessary lender approvals.

Regent's Chief Financial Officer, Tony Vasconcellos, commented, "Regent is focused on building shareholder value over the long-term, and we believe that utilizing our free cash flow to repurchase our stock is a way to achieve this goal, especially given the value afforded by recent market conditions."

Regent Communications is a radio broadcasting company focused on acquiring, developing and operating radio stations in middle and small-sized markets. Upon the close of all announced transactions, Regent will own and operate 75 stations located in 15 markets. Regent Communications, Inc. shares are traded on the Nasdaq under the symbol "RGCI."


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

Regent Communications will host a teleconference to discuss its results at 9:00 a.m. Eastern Time today. To access the teleconference, please dial 973-582-2706 ten minutes prior to the start time. The teleconference will also be available via live webcast on the investor relations portion of the Company's website, located at www.regentcomm.com. If you cannot listen to the teleconference at its scheduled time, there will be a replay available through August 6, 2004, which can be accessed by dialing 877-519-4471 (U.S) or 973-341-3080 (Int'l), passcode 4956293. The webcast will also be archived on the Company's website for one month. In addition, this press release and other material financial information, if any, discussed during the teleconference will be posted on our website.

This press release includes certain forward-looking statements with respect to Regent Communications, Inc. for which we claim the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties and include statements preceded by, followed by or that include words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "project" and other similar expressions. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, such statements are influenced by our financial position, business strategy, budgets, projected costs, and plans and objectives of management for future operations. Actual results and developments may differ materially from those conveyed in the forward-looking statements based on various factors including, but not limited to: changes in economic, business and market conditions affecting the radio broadcast industry, the markets in which we operate, and nationally; increased competition for attractive radio properties and advertising dollars; fluctuations in the cost of operating radio properties; our ability to manage our growth; our ability to integrate these and other acquisitions; and changes in the regulatory climate affecting radio broadcast companies, including uncertainties surrounding recent Federal Communication Commission rules regarding broadcast ownership limits. Further information on other factors that could affect the financial results of Regent Communications, Inc. is included in Regent's filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission's website at http://www.sec.gov and/or from Regent Communications, Inc.

CONTACT:
Terry Jacobs                                      John Buckley
Chairman and CEO                                  Brainerd Communicators, Inc.
Regent Communications, Inc.                       212-986-6667
859-292-0030                                      buckley@braincomm.com

Tony Vasconcellos
Senior Vice President and Chief Financial Officer
Regent Communications, Inc.
859-292-0030



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